Exhibit 99.2

Power of Attorney

In Connection With

Reports on Schedule 13G or 13D

Know all by these presents, that the undersigned hereby constitutes and appoints Jeffrey M. Rose the undersigned’s true and lawful attorney-in-fact and agent to:

(1) Prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the United States Securities and Exchange Commission reports on Schedule 13G or 13D (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder in the undersigned’s capacity as the beneficial owner of more than 5% of a registered class of securities;

(2) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such reports on Schedule 13G or 13D (including, in each case, amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

(3) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 13(d) of the Exchange Act, which remain the responsibility of the undersigned.

This Power of Attorney shall remain in full force and effect until revocation by the undersigned in a signed writing delivered to the foregoing attorney-in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 11, 2022.

/s/ Parsa Kiai

Parsa Kiai